Exhibit 99

                        Southcoast Financial Corporation
                                  News Release
                              Southcoast Announces
                             Third Quarter Earnings

Mt. Pleasant, S.C., October 19, 2006 / PRNewswire / - Southcoast Financial Corporation (NASDAQ: SOCB) announces today that it had unaudited net income of $3,873,000, or $0.72 per basic share, for the nine months ended September 30, 2006. This compares to net income of $2,876,000, or $0.79 per basic share, for the nine months ended September 30, 2005. The average shares included in the earnings per share calculation were 46.4% greater for the nine months ended September 30, 2006, than for the nine months ended September 30, 2005, primarily as a result of the completion of an offering of 1,610,000 additional shares of stock during the fourth quarter of 2005. Average shares outstanding for both periods have been adjusted for the 10% stock dividend issued May 26, 2006.

"Southcoast Financial Corporation continues to report record profits in an ever challenging interest rate market. Asset quality remained strong, and improved during the third quarter. Non-performing loans decreased to 0.28%
at September 30th, down from 0.43% at June 30th. We continued to focus on the core earnings of our Bank subsidiary, Southcoast Community Bank," Chairman and Chief Executive Officer Wayne Pearson said.

Total assets as of September 30, 2006 were $483.9 million compared to $427.8 million as of September 30, 2005, an increase of 12.9%. Loans, excluding loans held for sale, increased to $375.0 million, up 8.8% from $344.6 million as of September 30, 2005. Deposits grew 5.9% to $321.5 million over the same period.

"Southcoast continues to expand its branch network. Regulatory approval has been received to open our ninth office at 1654 Sam Rittenberg Blvd, in the West Ashley area of Charleston. The branch will be our second office in the area. We expect to complete renovations of the office in the next few months. Construction of our tenth office and third Mt. Pleasant location at Highway 17 North is progressing. We expect that branch to be completed in the second quarter of 2007. Our expansion into the Hilton Head, SC market is taking shape.

We have closed on our first branch site at 20 Palmetto Bay Road near the main business district at Sea Pines, and we have a contract to purchase another location on Highway 170 near Sun City in Bluffton, SC. We expect to open these offices in temporary facilities next year," Pearson said.

For the quarter ended September 30, 2006 unaudited net income was $1,057,000, or $0.19 per basic share. This compares to net income of $1,034,000, or $0.28 per basic share, for the quarter ended September 30, 2005. The average shares included in the earnings per share calculation were 49.1% greater for the three months ended September 30, 2006, than for the three months ended September 30, 2005, primarily due to the completion of the aforementioned stock offering during the fourth quarter of 2005. The average shares included in the earnings per share calculation for both periods have been adjusted for the earlier referenced 10% stock dividend.

Southcoast Financial Corporation, headquartered in Mt. Pleasant, South Carolina, is the holding company of Southcoast Community Bank. The Bank, which opened for business July 20, 1998, is a state chartered commercial bank operating from its main office at 530 Johnnie Dodds Boulevard in Mt. Pleasant, South Carolina. Trading in Southcoast Financial Corporation's common stock is reported on NASDAQ under the symbol SOCB. Information about the corporation is available on our web site,www.southcoastbank.com.

This press release  contains  forward-looking  statements  about branch openings
within  the  meaning  of  the   Securities   Litigation   Reform  Act  of  1995.
Forward-looking statements give our expectations or forecasts of future events.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward looking-statements can be guaranteed. Our actual results may vary materially, and there are no guarantees about the performance of our stock.

We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future results or otherwise. You are advised, however, to consult any future disclosures we make on related subjects in our reports to the SEC.

SOURCE   Southcoast Financial Corporation
/ Contact William C. Heslop, Senior Vice President and
Chief Financial Officer, (843) 216-3019

                        Southcoast Financial Corporation
                      Consolidated Statements of Condition
                 ( Dollars in thousands, except per share data)

                                                         September 30     September 30    December 31     December 31    December 31
                                                             2006            2005            2005           2004            2003
                                                             ----            ----            ----           ----            ----
                                                          (Unaudited)      (Unaudited)
Assets
Cash and due from banks ............................       $ 14,074        $ 13,263        $ 14,378        $ 11,853      $  5,550
Federal Funds sold .................................          2,775           3,296          16,964           4,236        12,031
Investments ........................................         63,302          33,739          35,203          24,831        22,048
Loans held for sale ................................            582          10,163           9,275          12,009           427
Loans:
 Commercial ........................................        192,566         157,678         171,195         144,908       113,621
 Mortgage ..........................................        171,270         183,534         196,129         148,144        84,214
 Consumer ..........................................         11,203           3,380           8,602           3,559         4,274
                                                           --------        --------        --------        --------      --------
  Total loans ......................................        375,039         344,592         375,926         296,611       202,109
Less: Allowance for loan Losses ....................          4,395           3,986           4,270           3,403         2,376
                                                           --------        --------        --------        --------      --------
Net loans ..........................................        370,644         340,606         371,656         293,208       199,733
Fixed assets .......................................         23,253          18,750          19,898          14,844         9,412
Other assets .......................................          9,299           8,032           9,225           5,122         4,016
                                                           --------        --------        --------        --------      --------
    Total Assets ...................................       $483,929        $427,849        $476,599        $366,103      $253,217
                                                           ========        ========        ========        ========      ========
Liabilities & Shareholders' Equity
Deposits:
 Noninterest bearing ...............................       $ 39,756        $ 43,939          38,754        $ 19,646      $ 17,393
 Interest bearing ..................................        281,744         259,555         272,800         146,567       115,262
                                                           --------        --------        --------        --------      --------
  Total deposits ...................................        321,500         303,494         311,554         166,213       132,655
Other Borrowings ...................................         59,575          61,000          67,000          41,100        23,500
Junior subordinated debentures .....................         21,655          21,655          21,655          11,345        11,345
Other liabilities ..................................          3,344           1,880           3,075           1,149         1,304
                                                           --------        --------        --------        --------      --------
   Total liabilities ...............................        406,074         388,029         403,284         219,807       168,804

Shareholders' Equity
 Common Stock ......................................         75,287          37,872          70,268          33,298        12,330
 Retained Earnings .................................          2,568           1,948           3,047             112           380
                                                           --------        --------        --------        --------      --------
   Total shareholders' equity ......................         77,855          39,820          73,315          33,410        12,710
                                                           --------        --------        --------        --------      --------
   Total Liabilities and
    Shareholders' Equity ...........................       $483,929        $427,849        $476,599        $253,217      $181,514
                                                           ========        ========        ========        ========      ========

Book value per share ...............................         $14.24**        $10.85**        $13.45**        $10.17**        $9.36**

Allowance for loan losses to Loans Ratio ...........           1.17%           1.16%           1.14%           1.15%          1.18%

** Adjusted for a 15% stock dividend in 2003 and a 10% dividend in 2005, 2004,and 2002.

                        Southcoast Financial Corporation
                         Consolidated Income Statements
                (Dollars in thousands, except earnings per share)

                                                                          Nine Months Ended               Three Months Ended
                                                                          ------------------             -------------------
                                                                    September 30,    September 30,      September 30,  September 30,
                                                                        2006              2005              2006           2005
                                                                        ----              ----              ----           ----
                                                                     (Unaudited)      (Unaudited)       (Unaudited)    (Unaudited)
Interest Income
 Interest and fees on loans ................................        $   20,810        $   15,799        $    7,058        $    5,836

 Interest on investments ...................................             2,114               939               919               323
 Interest on Fed funds sold ................................               323               268                60                31
                                                                    ----------        ----------        ----------        ----------
   Total interest income ...................................            23,247            17,006        $    8,037             6,190

Interest expense ...........................................            11,107             6,933             4,143             2,598
                                                                    ----------        ----------        ----------        ----------
   Net interest income .....................................            12,140            10,073             3,894             3,592
Provision for loan losses ..................................               722               580                97               265
                                                                    ----------        ----------        ----------        ----------
Net interest income after loan loss provision ..............            11,418             9,493             3,797             3,327

Noninterest income .........................................             3,272             1,377               696               460
                                                                    ----------        ----------        ----------        ----------
   Total operating income ..................................            14,690            10,870             4,493             3,787

Noninterest expense
 Salaries and benefits .....................................             4,890             3,896             1,466             1,408
 Occupancy and equipment ...................................             1,324               806               431               279
 Other expenses ............................................             2,247             1,846               927               542
                                                                    ----------        ----------        ----------        ----------

   Total noninterest expense ...............................             8,461             6,548             2,824             2,229
                                                                    ----------        ----------        ----------        ----------
Income before taxes ........................................             6,229             4,322             1,669             1,558

Income tax expense .........................................             2,356             1,446               612               524
                                                                    ----------        ----------        ----------        ----------
Net income .................................................        $    3,873        $    2,876        $    1,057        $    1,034
                                                                    ==========        ==========        ==========        ==========

Basic net income per common share ..........................        $     0.72        $     0.79        $     0.19        $     0.28

Diluted net income per common share ........................        $     0.72        $     0.79        $     0.19        $     0.28

Average shares outstanding*
    Basic ..................................................         5,347,180         3,650,886         5,468,724         3,668,345
    Diluted ................................................         5,352,222         3,657,513         5,473,251         3,674,897


* Share and per share data has been adjusted for 10% stock dividends in 2006 and 2005.

Southcoast Financial Corporation
SELECTED FINANCIAL DATA
(dollars in thousands, except earnings per share)

                                                                     Year          Year         Year         Year          Year
                                            Nine Months Ended        Ended         Ended        Ended        Ended         Ended
                                        Sept 2006    Sept 2005     Dec. 2005     Dec. 2004    Dec. 2003    Dec. 2002     Dec. 2001
                                        ---------    ---------     ---------     ---------    ---------    ---------     ---------
                                             (Unuadited)
INCOME STATEMENT DATA
   Net interest income ...........   $   12,140    $   10,073    $   13,914    $   10,692    $    7,858    $    5,458    $    4,236
   Provision for loan losses .....          722           580           865         1,146           735           480           321
   Noninterest income ............        3,272         1,377         2,725         2,700         1,711         1,767         1,137
   Noninterest expenses ..........        8,461         6,548         9,243         7,966         6,171         4,866         4,043
   Net income ....................        3,873         2,876         4,189         2,982         1,704         1,147           646

PER SHARE DATA *
 Net income per share
    Basic ........................   $     0.72    $     0.79    $     1.06    $     0.83    $     0.76    $     0.57    $     0.36
    Diluted ......................   $     0.72    $     0.79    $     1.06    $     0.82    $     0.74    $     0.55    $     0.35

BALANCE SHEET DATA
  Total assets ...................   $  483,929    $  427,849    $  476,599    $  366,103    $  253,217    $  181,169    $  124,309
  Total deposits .................      321,500       303,494       311,554       258,153       166,212       132,655        81,856
  Total loans (net) ..............      370,644       340,606       371,656       293,208       199,733       134,729        95,737
  Investment securities ..........       63,302        33,739        35,203        24,831        22,048         7,263         8,183
  Total earning assets ...........      443,970       392,077       440,942       344,482       238,009       168,225       113,323
  Other Borrowings ...............       59,575        61,000        67,000        58,000        41,100        23,500        30,400
  Junior subordinated debentures .       21,655        21,655        21,655        11,345        11,345        11,345             0
  Shareholders' equity ...........       77,855        39,820        73,315        36,571        33,410        12,709        11,549

Average shares outstanding
  Basic ..........................    5,347,180     3,650,886     3,941,199     3,586,523     2,246,398     2,021,109     1,775,289
  Diluted ........................    5,352,222     3,657,513     3,945,882     3,637,618     2,299,766     2,102,388     1,831,712

Key ratios **
  Return on assets ...............         1.07%         0.97%         1.04%         0.98%         0.79%         0.78%         0.59%
  Return on equity ...............         6.85%        10.04%         9.28%         8.56%        10.43%         9.45%         6.69%
  Equity to asset ratio ..........        16.09%         9.31%        15.38%         9.99%        13.19%         7.01%         9.29%
  Non-performing assets to assets          0.28%         0.26%         0.12%         0.27%         0.04%         0.06%         0.66%
  Reserve to loans ...............         1.17%         1.16%         1.14%         1.15%         1.18%         1.21%         1.25%
  Net interest margin ............         3.64%         3.75%         3.69%         3.78%         3.90%         4.02%         4.21%

  Employees ......................          103            87            96            77            68            61            50
  # of accounts ..................       10,952        10,022        10,728         9,391         7,814         6,899         4,975
  # of offices open ..............            8             7             8             7             5             5             4
  # of offices under construction             1             1             0             0             2             0             1
  # of office sites purchased ....            1             1             1             2             1             2             1
  ATM stand alone ................            1             1             1             1             0             0             0

* Share and per share data has been adjusted for 10% stock dividends in2006, 2005, 2004, 2002, 2001 and 10% and 5% dividends in 2003. ** Ratios for nine months are annualized